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 First Health Group Corp. and Subsidiaries                EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                             Three Months Ended September 30,
                                                --------------------------
                                                   2001            2000
                                                ----------      ----------
 Net income .................................. $    26,364     $    20,753
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      98,937          96,656
   Other issuances of common stock ...........         343            (238)
   Purchases of treasury stock ...............          --            (630)
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................      99,280          95,788
                                                ==========      ==========
 Net income  per common share................. $       .27     $       .22
                                                ==========      ==========


                                             Nine months ended September 30,
                                                --------------------------
                                                   2001            2000
                                                ----------      ----------
 Net income .................................. $    76,093     $    60,898
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      96,408          95,312
   Other issuances of common stock ...........       1,500           1,101
   Purchases of treasury stock ...............          --            (757)
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................      97,908          95,656
                                                ==========      ==========
 Net income per common share.................. $       .78     $       .64
                                                ==========      ==========

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 First Health Group Corp. and Subsidiaries                EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                             Three Months Ended September 30,
                                                --------------------------
                                                   2001            2000
                                                ----------      ----------
 Net income .................................. $    26,364     $    20,753
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      98,937          96,656
   Other issuances of common stock ...........         343            (238)
   Purchases of treasury stock ...............          --            (630)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options        4,666           3,962
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................     103,946          99,750
                                                ==========      ==========
 Net income  per common share................. $       .25     $       .21
                                                ==========      ==========

                                             Nine months ended September 30,
                                                --------------------------
                                                   2001            2000
                                                ----------      ----------
 Net income .................................. $    76,093     $    60,898
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      96,408          95,312
   Other issuances of common stock ...........       1,500           1,101
   Purchases of treasury stock ...............          --            (757)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options        4,752           3,854
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................     102,660          99,510
                                                ==========      ==========
 Net income per common share.................. $       .74     $       .61
                                                ==========      ==========
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